Exhibit 99.1

THE AUDITED COMBINED FINANCIAL STATEMENTS OF MINKANG HOSPITAL, QIANGSHENG HOSPITAL AND EURASIA HOSPITAL AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2020, 2019 AND 2018

TABLE OF FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-1

Financial Statements:
Combined Balance Sheets	F-2
Combined Statements of Operations and Comprehensive Income	F-3
Combined Statements of Changes in Stockholders’ Deficit	F-4
Combined Statements of Cash Flows	F-5
Notes to Combined Financial Statements	F-6 to F-18

Report of Independent Registered Public Accounting Firm

To the Board of Directors and

Shareholders of YUNNAN YUXI MINKANG HOSPITAL CO., LTD, WUZHOU QIANGSHEN HOSPITAL CO., LTD and SUZHOU EURASIA HOSPITAL CO., LTD

Opinion on the Financial Statements

We have audited the accompanying combined balance sheets of YUNNAN YUXI MINKANG HOSPITAL CO., LTD, WUZHOU QIANGSHEN HOSPITAL CO., LTD and SUZHOU EURASIA HOSPITAL CO., LTD (the Target Group) as of December 31, 2020, 2019 and 2018 and the related combined statements of operations, comprehensive income, stockholders’ deficit and cash flows for the years ended December 31, 2020, 2019 and 2018, and related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the combined financial position of the Target Group at December 31, 2020, 2019 and 2018, and the combined results of its operations and its cash flows for the years ended December 31, 2020, 2019 and 2018, in conformity with accounting principles generally accepted in the United States of America.

Substantial doubt about the Target Group’s ability to continue as a going concern

The accompanying combined financial statements have been prepared assuming that the Target Group will continue as a going concern. As discussed in Note 2 to the combined financial statements, the Target Group has suffered recurring significant losses and has an accumulated stockholders’ deficit. These factors raise substantial doubt about the Target Group’s ability to continue as a going concern. Management’s plans in regard to this matter are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Target Group’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Target Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Audit Alliance LLP.
Singapore
July 20, 2021

We have served as the Target Group’s auditor since 2021

YUNNAN YUXI MINKANG HOSPITAL CO., LTD, WUZHOU QIANGSHEN HOSPITAL CO., LTD

AND SUZHOU EURASIA HOSPITAL CO., LTD

COMBINED BALANCE SHEETS

	December 31,	December 31,	December 31,
	2020	2019	2018
ASSETS
CURRENT ASSETS
Cash	$25,177	$32,346	$10,003
Accounts receivable, net	17,501	167,620	236,046
Inventories, net	208,484	510,023	650,732
Prepayments and other receivables	26,967	24,600	54,486
Total current assets	278,129	734,589	951,267

NON-CURRENT ASSETS
Property, plant and equipment, net	717,694	918,474	1,199,760
Right of use assets	2,235,093	2,324,332	2,600,282
Total non-current assets	2,952,787	3,242,806	3,800,042

TOTAL ASSETS	$3,230,916	$3,977,395	$4,751,309

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable, trade	$137,411	$478,910	$474,470
Advances from customers	159,710	1,128	913
Amount due to related parties	484,829	2,185,005	3,023,194
Taxes payable	343,134	184,237	74,177
Other payables and accrued liabilities	501,054	334,545	317,612
Other loans from financial leasing	15	90,665	92,158
Lease liability-current	324,840	298,663	301,873
Total current liabilities	1,950,993	3,573,153	4,284,397

NON-CURRENT LIABILITIES
Other loans from financial leasing	-	14	92,172
Lease liability-non current	2,047,019	2,109,836	2,328,756
Total non-current liabilities	2,047,019	2,109,850	2,420,928

TOTAL LIABILITIES	3,998,012	5,683,003	6,705,325

STOCKHOLDERS’ DEFICIT
Paid-in-capital	577,501	577,501	537,912
Accumulated deficit	(1,418,882)	(2,418,278)	(2,596,888)
Accumulated other comprehensive income	74,285	135,169	104,960
Total Stockholders’ Deficit	(767,096)	(1,705,608)	(1,954,016)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,230,916	3,977,395	$4,751,309

The accompanying notes are an integral part of the combined financial statements

YUNNAN YUXI MINKANG HOSPITAL CO., LTD, WUZHOU QIANGSHEN HOSPITAL CO., LTD
AND SUZHOU EURASIA HOSPITAL CO., LTD

COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE GAIN (LOSS)

	For the Year Ended December 31
	2020	2019	2018

REVENUES	$6,347,444	$5,619,626	$5,163,327

COST OF REVENUES	2,234,991	2,821,565	3,064,622

GROSS PROFIT	4,112,453	2,798,061	2,098,705

OPERATING EXPENSES:
Sales and marketing	1,963,271	1,562,172	1,290,424
General and administrative	849,898	803,141	831,552
Total operating expenses	2,813,169	2,365,313	2,121,976

INCOME (LOSS) FROM OPERATIONS	1,299,284	432,748	(23,271)

OTHER INCOME (EXPENSE)
Interest expense	(119,298)	(128,248)	(142,263)
Interest income	1,126	976	633
Other expense	(43,465)	(14,316)	(9,900)
Total other expense, net	(161,637)	(141,588)	(151,530)

INCOME (LOSS) BEFORE INCOME TAXES	1,137,647	291,160	(174,801)

PROVISION FOR INCOME TAXES	138,251	112,550	76,807

NET INCOME (LOSS)	999,396	178,610	(251,608)
OTHER COMPREHENSIVE INCOME(LOSS)
Foreign currency translation adjustment	(60,884)	30,209	95,182
TOTAL COMPREHENSIVE INCOME(LOSS)	938,512	208,819	(156,426)

The accompanying notes are an integral part of the combined financial statements

YUNNAN YUXI MINKANG HOSPITAL CO., LTD, WUZHOU QIANGSHEN HOSPITAL CO., LTD
AND SUZHOU EURASIA HOSPITAL CO., LTD

COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

	Paid-in	Accumulated	Accumulated Other Comprehensive	Total Stockholders
	Capital	Deficit	Income	Deficit
Balance as of January 1, 2018	$537,912	$(2,345,280)	$9,778	$(1,797,590)
Net loss	-	(251,608)	-	(251,608)
Foreign currency translation adjustment	-	-	95,182	95,182
Balance as of December 31, 2018	537,912	$(2,596,888)	$104,960	$(1,954,016)
Issuance of share capital	39,589	-	-	39,589
Net income	-	178,610	-	178,610
Foreign currency translation adjustment	-	-	30,209	30,209
Balance as of December 31, 2019	577,501	(2,418,278)	135,169	(1,705,608)
Net income	-	999,396	-	999,396
Foreign currency translation adjustment	-	-	(60,884)	(60,884)
Balance as of December 31, 2020	577,501	$(1,418,882)	74,285	(767,096)

The accompanying notes are an integral part of the financial statements

YUNNAN YUXI MINKANG HOSPITAL CO., LTD, WUZHOU QIANGSHEN HOSPITAL CO., LTD
AND SUZHOU EURASIA HOSPITAL CO., LTD

COMBINED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31
	2020	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$999,396	$178,610	$(251,608)
Adjustments to reconcile net income/(loss) to cash provided by (used in) operating activities:
Depreciation	264,306	261,852	267,436
Allowance for (reversal of) inventory provision	(48,833)	(11,559)	89,319
Change in operating assets and liabilities
Account receivables	150,119	68,426	(36,478)
Operating lease-right of use assets	89,239	275,950	380,574
Inventories	350,372	152,268	(598,031)
Prepayments and other receivables	(2,367)	29,886	95,415
Accounts payable, trade	(341,499)	4,440	138,465
Advances from customers	158,582	215	760
Taxes payable	158,897	110,060	73,780
Operating lease liabilities	(36,640)	(222,131)	(307,334)
Other payables and accrued liabilities	166,509	16,933	80,706
Net cash provided by (used in) operating activities	1,908,081	864,950	(66,996)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, planet, and equipment	-	-	(287,969)
Net cash used in investing activities	-	-	(287,969)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of share capital	-	39,589	-
Other loans from financial leasing	(90,664)	(93,651)	184,330
Amount financed to related parties	(1,700,176)	(838,189)	(90,056)
Net cash (used in) provided by financing activities	(1,790,840)	(892,251)	94,274

EFFECT OF EXCHANGE RATE ON CASH	(124,410)	49,644	154,557

INCREASE (DECREASE) IN CASH	(7,169)	22,343	(106,134)

CASH AND CASH EQUIVALENTS, beginning of period	32,346	10,003	116,137

CASH AND CASH EQUIVALENTS, end of period	25,177	32,346	10,003

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income tax	-	-	-
Cash paid for interest expense, net of capitalized interest	4,711	4,711	4,911

The accompanying notes are an integral part of the combined financial statements

YUNNAN YUXI MINKANG HOSPITAL CO., LTD,
WUZHOU QIANGSHEN HOSPITAL CO., LTD
AND SUZHOU EURASIA HOSPITAL CO., LTD

NOTES TO COMBINED FINANCIAL STATEMENTS

1.	ORGANIZATION AND BUSINESS BACKGROUND

YUNNAN YUXI MINKANG HOSPITAL CO., LTD (“MINKANG HOSPITAL”) was incorporated under the laws of the People’s Republic of China (“China” or the “PRC”) on June 14, 2002 in Yuxi City, Yunnan Province. MINKANG HOSPITAL is a modern general hospital approved by the Health and Industrial and Commercial Administrative Departments. MINKANG HOSPITAL’s owners were two PRC citizens, Mr. JIANGJIN SHEN owned 70% of the equity interests of MINKANG HOSPITAL and Mr. ZHIJUN TIAN owned 30% of the equity interests of MINKANG HOSPITAL.

WUZHOU QIANGSHEN HOSPITAL (“QIANGSHENG HOSPITAL”) was incorporated under the laws of the People’s Republic of China (“China” or the “PRC”) on March 20, 2015 in Wuzhou City, Guangxi Province. On July 5, 2019, QIANGSHENG HOSPITAL changed its name to WUZHOU QIANGSHEN HOSPITAL CO., LTD. QIANGSHENG HOSPITAL is a modern men's specialized hospital. QIANGSHENG HOSPITAL’s owners were two PRC citizens, Mr. ZHIWEI SHEN owned 98% of the equity interests of QIANGSHENG HOSPITAL and Ms. JIANYING CHEN owned 2% of the equity interests of QIANGSHENG HOSPITAL.

SUZHOU EURASIA HOSPITAL CO., LTD (“EURASIA HOSPITAL”) was incorporated under the laws of the People’s Republic of China (“China” or the “PRC”) on July 22, 2015 in Suzhou City, Anhui Province. EURASIA HOSPITAL is a large general hospital approved by the Medical and Health Administration Department. EURASIA HOSPITAL’s owner was a PRC citizen, Mr. ZHIJUN TIAN, who owned 100% of the equity interests of EURASIA HOSPITAL.

YUNNAN YUXI MINKANG HOSPITAL CO., LTD,

WUZHOU QIANGSHEN HOSPITAL CO., LTD

AND SUZHOU EURASIA HOSPITAL CO., LTD

NOTES TO COMBINED FINANCIAL STATEMENTS

2.	GOING CONCERN UNCERTAINTIES

The accompanying combined financial statements have been prepared assuming that the Target Group will continue as a going concern, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.

As of December 31, 2020, 2019 and 2018, the Target Group had an accumulated deficit of $1,418,882, $2,418,278 and $2,596,888, respectively. As of December 31, 2020, 2019 and 2018, the Target Group’s working capital deficit was $1,672,864, $2,838,564 and $3,333,130, respectively. Management believes these factors raise substantial doubt about the Target Group’s ability to continue as a going concern for the next twelve months.

The continuation of the Target Group as a going concern through the next twelve months is dependent upon (1) the continued financial support from its stockholders or its ability to obtain external financing, and (2) further implement management’s business plan to extend its operations and generate sufficient revenues to meet its obligations. While the Target Group believes in the viability of its strategy to increase sales volume and in its ability to raise additional funds, there can be neither any assurances to that effect, nor any assurance that the Target Group will be successful in securing sufficient funds to sustain the operations.

These conditions raise substantial doubt about the Target Group’s ability to continue as a going concern. These financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties. Management believes that the actions presently being taken to obtain additional funding and implement its strategic plan provides the opportunity for the Target Group to continue as a going concern.

YUNNAN YUXI MINKANG HOSPITAL CO., LTD,

WUZHOU QIANGSHEN HOSPITAL CO., LTD

AND SUZHOU EURASIA HOSPITAL CO., LTD

NOTES TO COMBINED FINANCIAL STATEMENTS

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

●	Basis of presentation

The accompanying combined financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

The combined financial statements are prepared under the assumptions that the Target Group, was under common control of the Controlling Shareholder, Mr. Shen. Accordingly, the combination is regarded as a business combination under common control, and for the purpose of this report, the Historical Financial Information has been prepared on a combined basis.

The Historical Financial Information has been prepared by including the historical financial information now comprising the Target Group, which is engaged in providing, medical treatment services under the common control of Mr. Shen, immediately before and after the combination as if the current group structure had been in existence throughout the relevant periods, or since the date when the combined companies first came under the control of Mr. Shen, whichever is a shorter period.

The net assets of the combined companies were combined using the existing book values from Mr. Shen’s perspective. No amount is recognised in consideration for goodwill or excess of the acquirer’s interest in the net fair value of the acquirer’s identifiable assets, liabilities and contingent liabilities over cost at the time of the business combination under common control, to the extent of the combination of the controlling party’s interest.

●	Use of estimates

The preparation of the combined financial statements in conformity with US GAAP requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Target Group bases its estimates and judgments on historical experience and on various other assumptions and information that are believed to be reasonable under the circumstances. Estimates and assumptions of future events and their effects cannot be perceived with certainty and, accordingly, these estimates may change as new events occur, as more experience is acquired, as additional information is obtained and as the operating environment changes. Significant estimates and assumptions made by management include, among others, useful lives and impairment of long-lived assets, collectability of accounts receivable, advance to suppliers allowance for doubtful accounts and reserve of inventory. While the Target Group believes that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates. Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the financial statements in the period they are determined to be necessary.

●	Cash

Cash consist primarily of cash on hand and cash in banks. The Target Group maintains cash in accounts with various financial institutions in the PRC. Under PRC regulations, each bank account is insured by People’s bank of China in the maximum amount of RMB 500,000 (approximately US$76,630). The Target Group has not experienced any losses with respect to its bank accounts and believes it is not exposed to any risk on its cash held in its bank accounts.

YUNNAN YUXI MINKANG HOSPITAL CO., LTD,

WUZHOU QIANGSHEN HOSPITAL CO., LTD

AND SUZHOU EURASIA HOSPITAL CO., LTD

NOTES TO COMBINED FINANCIAL STATEMENTS

●	Accounts receivable, net

Accounts receivable mainly represents the amount due from the Target Group’s customers that sales of medical and service of hospital outpatient. Accounts receivable are reported on net realizable value consisting of carrying amount, which representing of the invoiced amount, less allowance for doubtful amounts, if necessary. At the end of each period, the Target Group specifically evaluates individual customer’s financial condition, credit history, and the current economic conditions to monitor the progress of the collection of accounts receivables. The Target Group will consider the allowance for doubtful accounts for any estimated losses resulting from the inability of its customers to make required payments. For those receivables that are past due or not being paid according to payment terms, the appropriate actions are taken to exhaust all means of collection, including seeking legal resolution in a court of law. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Target Group does not have any off-balance-sheet credit exposure related to its customers. As of December 31, 2020, 2019 and 2018, the allowance for doubtful accounts was $0.

●	Advances to suppliers

Advances to suppliers consist of prepayments to our vendors, such as pharmaceutical manufacturers, medical device manufactures and other upper stream distributors. Such advances depend on the situation, such as the nature of the goods, the supplier-demand relationship, the negotiation with the vendors and delivery time to receive products from vendors after making prepayments. We continuously monitor delivery from, and payments to, our vendors while maintaining a provision for estimated credit losses based upon historical experience and any specific supplier issues, such as discontinuing of inventory supply, that have been identified. If we have difficulty receiving products from a vendor, we take the following steps: cease purchasing products from such vendor, ask for return of our prepayment promptly, and if necessary, take legal action. No legal actions were initiated during the reporting periods. If all of these steps are unsuccessful, management then determines whether the prepayments should be reserved or written off. The balance of allowance for doubtful accounts relating to advances to suppliers was $0 as of December 31, 2020, 2019 and 2018.

●	Inventories

Inventories are stated at the lower of cost or net realizable value. Cost is determined using the weighted average method. The Target Group reviews historical sales activity quarterly to determine excess, slow moving items, potentially obsolete items or expired items. The Target Group provides an inventory reserve based on the excess quantities on hand equal to the difference, if any, between the cost of the inventory and its estimated market value, potential obsolescence of inventories determined principally by customer demand and the expiration dates of the items. Any expired medicines are written off immediately. As of December 31, 2020, 2019 and 2018, the Target Group recorded allowances for obsolete inventories of $28,927, $77,760 and $89,319, respectively.

YUNNAN YUXI MINKANG HOSPITAL CO., LTD,

WUZHOU QIANGSHEN HOSPITAL CO., LTD

AND SUZHOU EURASIA HOSPITAL CO., LTD

NOTES TO COMBINED FINANCIAL STATEMENTS

●	Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and impairment, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

	Expected useful lives	Residual value
Medical equipment	10 years	5%
Office equipment	3 years	5%
Electronic equipment	3 years	5%
Transportation equipment	5 years	5%
Other equipment	5 years	5%

Expenditures for repairs and maintenance are expensed as incurred. When assets have been retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

●	Lease

On January 1, 2020 the Target Group adopted Accounting Standards Update (“ASU”) 2016-02. For all leases that were entered into prior to the effective date of ASC 842, we elected to apply the package of practical expedients. Based on this guidance we will not reassess the following: (1) whether any expired or existing contracts are or contain leases; (2) the lease classification for any expired or existing leases; and (3) initial direct costs for any existing leases.

The Target Group determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, current portion of obligations under operating leases, and obligations under operating leases, non-current on the Target Group’s combined balance sheets. Finance leases are included in property and equipment, net, current portion of obligations under capital leases, and obligations under capital leases, non-current on our combined balance sheets.

Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date, adjusted by the deferred rent liabilities at the adoption date. As most of the Target Group’s leases do not provide an implicit rate, the Target Group uses its incremental borrowing rate based on the information available at commencement date in determining the present value of future payments. The operating lease ROU asset also includes any lease payments made and excludes lease incentives and initial direct costs incurred. The Target Group’s terms may include options to extend or terminate the lease when it is reasonably certain that the Target Group will exercise that option. Operating lease expense is recognized on a straight-line basis over the lease term.

●	Impairment of long-lived assets

In accordance with the provisions of ASC Topic 360, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as property, plant and equipment held and used by the Target Group are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

●	Revenue recognition

The Target Group adopted Accounting Standard Codification (“ASC”) Topic 606, Revenues from Contract with Customers (“ASC 606”) for all periods presented. Under ASC 606, revenue is recognized when control of the promised goods and services is transferred to the Target Group’s customers, in an amount that reflects the consideration that the Target Group expects to be entitled to in exchange for those goods and services, net of value-added tax. The Target Group determines revenue recognition through the following steps:

✓	Identify the contract with a customer;

✓	Identify the performance obligations in the contract;

✓	Determine the transaction price;

✓	Allocate the transaction price to the performance obligations in the contract; and

✓	Recognize revenue when (or as) the entity satisfies a performance obligation.

YUNNAN YUXI MINKANG HOSPITAL CO., LTD,

WUZHOU QIANGSHEN HOSPITAL CO., LTD

AND SUZHOU EURASIA HOSPITAL CO., LTD

NOTES TO COMBINED FINANCIAL STATEMENTS

The transaction price is allocated to each performance obligation on a relative standalone selling price basis. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied by the transfer of the promised goods to the customers, at a point in time or over time as appropriate.

●	Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying combined statement of stockholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

●	Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Target Group conducts all of its businesses in the PRC and is subject to tax in this jurisdiction.

●	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The reporting currency of the Target Group is the United States Dollar (“US$”). The Target Group maintains its books and records in the local currency, the Renminbi Yuan (“RMB”), which is the functional currency as being the primary currency of the economic environment in which the Target Group operates.

In general, for consolidation purposes, assets and liabilities of the Target Group whose functional currency is not the US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity.

YUNNAN YUXI MINKANG HOSPITAL CO., LTD,

WUZHOU QIANGSHEN HOSPITAL CO., LTD

AND SUZHOU EURASIA HOSPITAL CO., LTD

NOTES TO COMBINED FINANCIAL STATEMENTS

Translation of amounts from RMB into US$ has been made at the following exchange rates for the respective year:

	December 31, 2020	December 31, 2019	December 31, 2018
Year-end RMB:US$1 exchange rate	6.5249	6.9762	6.8632
Annual average RMB:US$1 exchange rate	6.8976	6.8985	6.6174

●	Related parties

Parties, which can be a corporation or individuals, are considered to be related if the Target Group has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

●	Fair value of financial instruments

The Target Group follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

•	Level 1 : Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

•	Level 2: Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and

•	Level 3: Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

The carrying value of the Target Group’s financial instruments: cash, accounts receivable, prepayments and other receivables, accounts payable, tax payable, amount due to a related party, other payables and accrued liabilities approximate at their fair values because of the short-term nature of these financial instruments (Level 1).

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

YUNNAN YUXI MINKANG HOSPITAL CO., LTD,

WUZHOU QIANGSHEN HOSPITAL CO., LTD

AND SUZHOU EURASIA HOSPITAL CO., LTD

NOTES TO COMBINED FINANCIAL STATEMENTS

●	Recent accounting pronouncements

In December 2019, the FASB issued ASU 2019-12 - Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. This ASU provides an exception to the general methodology for calculating income taxes in an interim period when a year-to-date loss exceeds the anticipated loss for the year. This update also (1) requires an entity to recognize a franchise tax (or similar tax) that is partially based on income as an income-based tax and account for any incremental amount incurred as a non-income-based tax, (2) requires an entity to evaluate when a step-up in the tax basis of goodwill should be considered part of the business combination in which goodwill was originally recognized for accounting purposes and when it should be considered a separate transaction, and (3) requires that an entity reflect the effect of an enacted change in tax laws or rates in the annual effective tax rate computation in the interim period that includes the enactment date. The standard is effective for the Target Group for fiscal years beginning after December 15, 2020, with early adoption permitted. The Target Group is currently in the process of evaluating the impact of the adoption on its combined financial statements.

A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies. Due to the tentative and preliminary nature of those proposed standards, we have not determined whether implementation of such proposed standards would be material to our combined financial statements.

4. ACCOUNTS RECEIVABLE, NET

Accounts receivable, consist of the following:

	December 31, 2020	December 31, 2019	December 31, 2018
Accounts receivable, cost	$17,501	$167,620	$236,046
Less: allowance for doubtful accounts	-	-	-
Accounts receivable, net	$17,501	$167,620	$236,046

During the years ended December 31, 2020, 2019 and 2018, no allowance for doubtful accounts was accrued for accounts receivable.

YUNNAN YUXI MINKANG HOSPITAL CO., LTD,

WUZHOU QIANGSHEN HOSPITAL CO., LTD

AND SUZHOU EURASIA HOSPITAL CO., LTD

NOTES TO COMBINED FINANCIAL STATEMENTS

5. INVENTORIES

Inventories present merchandise that the Target Group purchased from its suppliers and holds for sale. Inventories consist of the following:

	December 31, 2020	December 31, 2019	December 31, 2018
Medicine	$237,411	$587,783	$740,051
Less: allowance for obsolete and expired inventory	(28,927)	(77,760)	(89,319)
Inventories, net	$208,484	$510,023	$650,732

For the years ended December 31, 2020 and 2019, the Target group recorded reversals for obsolete inventories of $48,833 and $11,559, respectively. For the year ended December 31, 2018, the Target group recorded an allowance for obsolete inventories of $89,319.

6. PREPAYMENTS AND OTHER RECEIVABLES

Prepayments and other receivables present the prepayment to suppliers, deposits for rental and others. The table below set forth the balances as of December 31, 2020, 2019 and 2018.

	December 31, 2020	December 31, 2019	December 31, 2018
Advances to suppliers	$3,794	$2,707	$32,166
Deposits for rental	22,989	21,502	21,856
Others	184	391	464
	26,967	24,600	54,486
Less: allowance for doubtful accounts	-	-	-
Prepayments and other receivables, net	$26,967	$24,600	$54,486

Management evaluates the recoverable value of these balances periodically according to the Target Group’s policy of credit and allowance for doubtful accounts. During the years ended December 31, 2020, 2019 and 2018, no allowance for doubtful accounts was accrued for prepayments and other receivable.

7. PROPERTY, PLANT AND EQUIPMENT, NET

The Target Group’s property, plant and equipment consisted of the following:

	December 31, 2020	December 31, 2019	December 31, 2018
Medical equipment	$2,069,954	$1,936,045	$1,967,922
Office equipment	160,106	149,748	152,214
Electronic equipment	40,309	37,702	38,322
Transportation equipment	39,820	37,244	37,858
Other equipment	5,506	5,151	5,235
	2,315,695	2,165,890	2,201,551
Less: accumulated depreciation	(1,598,001)	(1,247,416)	(1,001,791)
Property, plant and equipment, net	$717,694	$918,474	$1,199,760

The Target Group’s accrued depreciation expense for the years ended December 31, 2020, 2019 and 2018 were $264,306, $261,852 and $267,436, respectively.

YUNNAN YUXI MINKANG HOSPITAL CO., LTD,

WUZHOU QIANGSHEN HOSPITAL CO., LTD

AND SUZHOU EURASIA HOSPITAL CO., LTD

NOTES TO COMBINED FINANCIAL STATEMENTS

8. Lease

As of December 31, 2020, the Target Group has three leases with expiration dates through September 2024, October 2035 and December 2024. For the years ended December 31, 2020, 2019 and 2018, the lease expenses were $236,495, $236,465 and $246,509, respectively. Balance sheet information related to the Target Group’s operating leases as of December 31, 2020, 2019 and 2018 was as follows:

	December 31, 2020	December 31, 2019	December 31, 2018
Operating Lease Assets:
Operating Lease	$2,235,093	$2,324,332	$2,600,282
Total operating lease assets	$2,235,093	$2,324,332	$2,600,282
Operating lease obligations:
Current operating lease liabilities	$324,840	$298,663	$301,873
Non-current operating lease liabilities	2,047,019	2,109,836	2,328,756
Total Lease liabilities	$2,371,859	$2,408,499	$2,630,629

Lease liability maturities as of December 31, 2020, 2019 and 2018, are as follows:

	December 31, 2020	December 31, 2019	December 31, 2018
Operating Lease
2019	$-	$-	$430,780
2020	-	416,616	423,476
2021	440,902	412,379	419,169
2022	431,980	404,035	410,687
2023 and After	2,383,633	2,120,848	2,036,369
Total minimum lease payments	3,256,515	3,353,878	3,720,481
Less: Amount representing interest	(884,656)	(945,379)	(1,089,852)
Total Lease liabilities	$2,371,859	$2,408,499	$2,630,629

9. ACCOUNTS PAYABLE

Accounts payable consisted of the following:

	December 31, 2020	December 31, 2019	December 31, 2018
Medicines suppliers	$137,411	$478,910	$474,470
	$137,411	$478,910	$474,470

10. ADVANCES FROM CUSTOMERS

Advances from customers consisted of the following:

	December 31, 2020	December 31, 2019	December 31, 2018
Advance payment of hospitalization	$4,337	$1,075	$860
Advance payment of medical insurance	155,316	-	-
Others	57	53	53
	$159,710	$1,128	$913

YUNNAN YUXI MINKANG HOSPITAL CO., LTD,

WUZHOU QIANGSHEN HOSPITAL CO., LTD

AND SUZHOU EURASIA HOSPITAL CO., LTD

NOTES TO COMBINED FINANCIAL STATEMENTS

11. AMOUNT DUE TO RELATED PARTIES

As of December 31, 2020, 2019 and 2018, the total amounts payable to related parties was $484,829, $2,185,005 and $ 3,023,194, respectively. Amount due to related parties consisted of the following

Item	Relationship	December 31, 2020	December 31, 2019	December 31, 2018
Mr. JIANGJIN SHEN	shareholder of MINKANG HOSPITAL	$102,240	$1,106,861	$1,289,112
Mr. ZHIWEI SHEN	shareholder of QIANGSHENG HOSPITAL	208,155	593,903	988,342
Mr. ZHIJUN TIAN	shareholder of EURASIA HOSPITAL	174,434	484,241	745,740
		484,829	2,185,005	3,023,194

The amount due to related parties were the Shareholder loans from Mr. Jiangjin Shen, Mr. Zhiwei Shen and Mr. Zhijun Tian. The loans have no interest and no maturity date.

12. OTHER PAYABLES AND ACCRUED LIABILITIES

Other payables and accrued liabilities consisted of the following:

	December 31, 2020	December 31, 2019	December 31, 2018
Salary payable	$326,283	$229,962	$221,253
Accrued operating expenses	174,771	104,583	96,359
	$501,054	$334,545	$317,612

13. OTHER LOANS FROM FINANCIAL LEASING

Other loans from financial leasing of $15, $90,679 and $184,330 as of December 31, 2020,2019 and 2018.Minkang Hospital leased medical equipment from Taixing Financial Leasing Co., Ltd. The term of the loans is thirty-six months and matures in 2021.

The loans will be due according to the following schedule:

	December 31, 2020	December 31, 2019	December 31, 2018
Within 1 year	$15	$90,665	$92,158
Between 1 to 2 years	-	14	92,172
	$15	$90,679	$184,330

14. TAXES

PRC Income Taxes

The Target Group operates in the PRC and is subject to the Corporate Income Tax Law of the PRC at a unified income tax rate of 25%

The reconciliation of income tax rate to the effective income tax rate for the years ended December 31, 2020, 2019 and 2018 is as follows:

	For the year ended December 31
	2020	2019	2018
Income from PRC operation before income taxes	$1,137,647	$291,160	$(174,801)
Statutory income tax rate	25%	25%	25%
Income tax expense at the statutory rate	284,412	72,790	(43,700)
Preferential tax rate reduction	(74,785)	(55,242)	(33,225)
Tax effect of loss not recognized	(159,770)	19,279	99,075
Tax effect of non-deductible items	88,394	75,723	54,657
Income tax expense	$138,251	$112,550	$76,807

YUNNAN YUXI MINKANG HOSPITAL CO., LTD,

WUZHOU QIANGSHEN HOSPITAL CO., LTD

AND SUZHOU EURASIA HOSPITAL CO., LTD

NOTES TO COMBINED FINANCIAL STATEMENTS

15. STOCKHOLDERS’ DEFICIT

MINKANG HOSPITAL was incorporated under the laws of the PRC on June 14, 2002 in Yuxi City, Yunnan Province with registered capital of RMB 944,900 (or appropriately US$114,160). The shareholders of MINKANG HOSPITAL paid in capital of RMB 944,900 (or appropriately US$ 114,160).

QIANGSHENG HOSPITAL was incorporated under the laws of the PRC on March 20, 2015 in Wuzhou City, Guangxi Province with registered capital of RMB 1,000,000 (or appropriately US$153,259). The shareholders of QIANGSHENG HOSPITAL paid in capital of RMB 980,000 (or appropriately US$ 149,197).

EURASIA HOSPITAL was incorporated under the laws of the PRC on July 22, 2015 in Suzhou City, Anhui Province with registered capital of RMB 2,000,000 (or appropriately US$314,144). The shareholders of EURASIA HOSPITAL paid in capital of RMB 2,000,000 (or appropriately US$ 314,144).

16. CONCENTRATIONS OF RISK

The following is a discussion of concentrations ricks to which the Target Group might be exposed:

(a) Major customers

The Target Group provides the service of hospital and retail sales of medicines to individual customers, none of which accounted for a significant percentage of the Target Group’s revenues.

(b) Major vendors

For the year ended December 31, 2020, two vendors who accounted for 10% or more of the Target Group’s purchases and their outstanding balances as at balance sheet date, are presented as follows:

	For the year ended December 31, 2020		As of December 31, 2020
Vendors	Purchases	Percentage of total purchases	Account payable
Vendor A	$338,837	48.38%	$14,917
Vendor B	85,174	12.16%	7,454

For the year ended December 31, 2019, one vendor who accounted for 10% or more of the Target Group’s purchases and outstanding balance as at balance sheet date, is presented as follows:

	For the year ended December 31, 2019		As of December 31, 2019
Vendors	Purchases	Percentage of total purchases	Account payable
Vendor A	$766,154	54.96%	$304,971

YUNNAN YUXI MINKANG HOSPITAL CO., LTD,

WUZHOU QIANGSHEN HOSPITAL CO., LTD

AND SUZHOU EURASIA HOSPITAL CO., LTD

NOTES TO COMBINED FINANCIAL STATEMENTS

For the year ended December 31, 2018, three vendors who accounted for 10% or more of the Target Group’s purchases and it’s outstanding balances as at balance sheet date, are presented as follows:

	For the year ended December 31, 2018		As of December 31, 2018
Vendors	Purchases	Percentage of total purchases	Account payable
Vendor C	$649,859	29.93%	$-
Vendor D	367,396	16.92%	24,825
Vendor A	335,231	15.44%	302,182

(c) Credit risk

Financial instruments that are potentially subject to credit risk consist principally of trade receivables. The Target Group believes the concentration of credit risk in its trade receivables is substantially mitigated by its ongoing credit evaluation process and relatively short collection terms. The Target Group does not generally require collateral from customers. The Target Group evaluates the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

(d) Interest rate risk

The Target Group has loans with fixed interest during the term of loans. Expense and cash flows related to those loans are substantially independent of the market interest rates within its contractual loan term. However, when an existing loan matures and renews or additional new loans are necessary, new loans are subject to potential interest rate risk.  The Target Group mitigated the concentration of the interest risk through fixed interest rates and holding a right of prepayment of the loans for renewal if the Target Group can obtain lower fixed interest rates. No interest rate swaps were entered into to manage the interest rate risk. The Target Group has no significant interest-bearing assets and the Target Group’s income and operating cash flows related to its assets are substantially independent of changes in market interest rates.

(e) Exchange rate risk

The reporting currency of the Target Group is the US$, the majority of the Target Group’s revenues and costs are denominated in RMB and all of the Target Group’s assets and liabilities are denominated in RMB. As a result, the Target Group is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$ and RMB. If the RMB depreciates against the US$, the value of RMB revenues and assets as expressed in US$ financial statements will decline. The Target Group does not hold any derivative or other financial instruments that expose to substantial market risk.

(f) Economic and political risks

The Target Group’s operations are conducted in the PRC. Accordingly, the Target Group’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Target Group’s operations in the PRC are subject to special considerations. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Target Group’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

17. SUBSEQUENT EVENTS

On April 9, 2021, MINKANG HOSPITAL, QIANGSHENG HOSPITAL and EURASIA HOSPITAL and their shareholders, Mr. Jiangjin Shen and Mr. Zhiwei Shen (the “Sellers”), entered into a stock purchase agreement (“the Agreement”) with BIMI International Medical Inc., a NASDAQ listed company (“BIMI”), and its wholly-owned subsidiary BIMAI PHARMACEUTICAL (CHONGQING) CO., LTD a company organized under the laws of the PRC (“Buyer”). Pursuant to the Agreement, Buyer agreed to purchase all the issued and outstanding shares (the “Shares”) of the Target Group from the Sellers. The aggregate purchase price for the Shares is RMB 162,000,000 (approximately $24,827,927), to be paid by the issuance of 4,000,000 shares of common stock of BIMI (the “Stock Consideration”), the value of which was agreed to be RMB 78 million or $12 million and the payment of RMB 84,000,000 (approximately US$12,873,761) in cash (the “Cash Consideration”). The first payment of the Cash Consideration was RMB 20,000,000 (approximately $3,065,181). The second and third payments of the Cash Consideration of RMB 64,000,000 (approximately $9,808,580) are subject to post-closing adjustments based on the performance of the Target Group in 2021 and 2022. The sellers can choose to receive the second and third payments in the form of the shares of BIMI valued at $3.00 per share.